    As filed with the Securities and Exchange Commission on April 26, 1999
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   _________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          California                                     94-3145844
 (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)

                              1350 Treat Boulevard
                                   Suite 250
                        Walnut Creek, California  94596
         (Address, including zip code, of principal executive offices)
                                 ______________
                            TIER TECHNOLOGIES, INC.
                AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                James L. Bildner
                             Chairman of the Board
                          and Chief Executive Officer
                            TIER TECHNOLOGIES, INC.
                        1350 Treat Boulevard, Suite 250
                        Walnut Creek, California  94596
                                 (925) 937-3950
 (Name and address of agent for service, and telephone number, including area code)
                                 _____________
                                   Copies to:
                            Morgan P. Guenther, Esq.
                     PAUL, HASTINGS, JANOFSKY & WALKER, LLP
                       345 California Street, 29th Floor
                        San Francisco, California  94104
                                 (415) 835-1600

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                Proposed Maximum          Proposed Maximum
   Title of Securities      Amount To Be       Offering Price Per        Aggregate Offering     Amount Of Registration
    To Be Registered        Registered(1)           Share(2)                  Price(2)                    Fee
--------------------------------------------------------------------------------------------------------------------------
    Class B Common
  Stock, no par value         2,000,000              $7.53                   $15,060,000               $4,186.68
==========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of Class B Common Stock as may become issuable pursuant to the anti-dilution provisions of the Tier Technologies, Inc. Amended and Restated 1996 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The Class B Common Stock being registered relates to options to be granted in the future, with option prices to be determined at the time of grant. The aggregate offering price has been computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Class B Common Stock as reported on the Nasdaq National Market on April 20, 1999, a date within five business days prior to the date of filing of this Registration Statement.

     Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), Tier Technologies, Inc. (the "Company") hereby makes the following statement:

     On March 3, 1998 and December 2, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-47259 and File No. 333-68255, respectively) (collectively, the "Prior Registration Statements") relating to shares of Class B Common Stock to be issued pursuant to the Company's Amended and Restated 1996 Equity Incentive Plan (the "Plan"), and the Prior Registration Statements are currently effective. This Registration Statement relates to securities
     (a) of the same class as those to which the Prior Registration Statements relate and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

   Exhibit No.     Description
   -----------     -----------
       5.1         Opinion of Paul, Hastings, Janofsky & Walker LLP
      23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants
      23.2         Consent of Ernst & Young LLP, Independent Auditors
      23.3         Consent of Grant Thornton, Independent Accountants
      23.4         Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.1)
      24.1         Power of Attorney (included on signature page hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Walnut Creek, State of California, on April 26, 1999.


                                      TIER TECHNOLOGIES, INC.


                                      By   /s/ James L. Bildner
                                         --------------------------------------
                                               James L. Bildner
                                          Chairman of the Board and
                                           Chief Executive Officer

                               POWER OF ATTORNEY

     Know all persons by these presents, that each person whose signature appears below constitutes and appoints James L. Bildner and George K. Ross, and each of them, to act as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, and ratifying and confirming all that said attorneys-in fact and agents, or his substitute or substitutes or all of them, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     Name                                        Title                            Date
                     ----                                        -----                            ----

/s/ James L. Bildner                             Chairman of the Board and
-----------------------------------------------  Chief Executive Officer                April  26, 1999
James L. Bildner                                 (principal executive officer)


/s/ William G. Barton                            President, Chief Technology
-----------------------------------------------  Officer and Director                   April 26, 1999
William G. Barton


/s/ George K. Ross                               Executive Vice President
-----------------------------------------------  and Chief Financial Officer            April 26, 1999
George K. Ross                                   (principal financial officer and
                                                 principal accounting officer)


/s/ Ronald L. Rossetti
-----------------------------------------------  Director                               April 26, 1999
Ronald L. Rossetti


/s/ Samuel Cabot III
-----------------------------------------------  Director                               April 26, 1999
Samuel Cabot III

                                 EXHIBIT INDEX

   Exhibit No.     Description
   -----------     -----------
       5.1         Opinion of Paul, Hastings, Janofsky & Walker LLP

      23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants

      23.2         Consent of Ernst & Young LLP, Independent Auditors

      23.3         Consent of Grant Thornton, Independent Accountants